SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2008

JADE ART GROUP INC.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-137134 (Commission File No.)	71-1021813 (IRS Employer Identification No.)

#35, Baita Zhong Road, Yujiang County, Jiangxi Province, P.R. of China (Address of principal executive offices)	335200 (Zip Code)

Registrant’s telephone number, including area code: 011-86-701-5881082

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of Director

(d)(1)           On April 15, 2008, the Board of Directors (the “Board”) of Jade Art Group Inc. (the “Corporation”) appointed Mr. Richard E. Khaleel as a director of the Corporation.

A copy of the press release issued by the Corporation on April 16, 2008, announcing the appointment of Mr. Khaleel as a director is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The press release includes, among other information, certain information regarding Mr. Khaleel's extensive experience as a chief marketing executive.

   (2)            In connection with the appointment of Mr. Khaleel as a director of the Corporation, the Corporation and Mr. Khaleel entered into an agreement dated April 15, 2008 (the “Agreement”), pursuant to which Mr. Khaleel will serve as a member of the Board of the Corporation. Under the terms of the Agreement, Mr. Khaleel will serve until he is removed, resigns, or is not reelected as a member of the Board in accordance with the Corporation’s Bylaws. Under the Agreement, the Corporation has no obligation to cause the nomination or to recommend the election of Mr. Khaleel to its Board for any period of time in the future.

As a director of the Corporation, Mr. Khaleel is entitled to receive cash compensation of $40,000 per year.  On April 15, 2008, the Corporation granted to Mr. Khaleel nonqualified stock options to purchase up to 100,000 shares of the Corporation’s common stock (the “Option Shares”), exercisable at a price of $1.15 per share (a price equal to the closing price per share of the Corporation’s common stock on April 15, 2008, as reported by the Over-the-Counter Bulletin Board). Options to purchase one third of the Option Shares were exercisable immediately; options to purchase an additional one third of the Option Shares may be exercised commencing April 15, 2009, and options to purchase the remaining one third of the Option Shares may be exercised commencing April 15, 2010.  All outstanding and unexercised options shall expire on the date that Mr. Khaleel is no longer serving as a member of the Board of Directors of the Corporation or otherwise engaged by the Corporation to provide services to the Corporation. Subject to the foregoing, the options may be exercised until April 15, 2018, at which time any such options that have not been exercised shall automatically expire.

The Corporation also will reimburse Mr. Khaleel for reasonable expenses incurred by him in furtherance of his performance of duties as a director. Mr. Khaleel may participate in any of the Corporation’s medical, dental and other benefit programs as are or may become available to non-employee members of the Corporation’s Board. The Corporation and Mr. Khaleel have agreed to provide indemnification to each other under certain circumstances.

  A copy of the Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

   (3)              The Board of Directors anticipates that it will organize certain committees, including an audit committee and a compensation committee, in the near future. It is anticipated that Mr. Khaleel will be asked to serve on one or more committees of the Board of Directors.

   (4)              Mr. Khaleel is not party to any transaction with the Corporation that requires disclosure pursuant to Item 404(a) of Regulation S-K, under the Securities Act of 1933, as amended.

   (5)              See the information set forth in Item 5.02(d)(2), above, which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Agreement between Richard E. Khaleel and Jade Art Group Inc., dated April 15, 2008.
99.1	Press release, dated April 16, 2008, announcing the appointment of Mr. Khaleel to the Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2008

JADE ART GROUP INC.

By:	/s/ HUA-CAI SONG

Hua-Cai Song Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement between Mr. Khaleel and Jade Art Group Inc., dated April 15, 2008.
99.1	Press release, dated April 16, 2008, announcing the appointment of Mr. Khaleel to the Board of Directors.